Exhibit 10.3

AMENDMENT NO. 1

TO

PACIFICORP

EXECUTIVE SEVERANCE PLAN

PacifiCorp

an Oregon corporation

825 NE Multnomah

Portland, Oregon 97232

The Plan, as amended and restated effective December 1, 1998 and subsequently amended by an unnumbered Amendment adopted effective October 31, 2005, is further amended as follows:

1.	Sale of Company

In order to conform the Plan to corporate governance changes occurring in connection with the sale of the Company to MidAmerican Energy Holdings Company, the following changes are made:

1.1	Section 3.01 is revised to read as follows:
3.01	Eligible Employees; Committee

3.01-1      Eligible employees include any executive employee of an Employer who is selected by the Chairman of the Board of Directors of the Company and designated as Level 1 eligible employees or Level 2 eligible employees.

3.01-2      The Plan shall be administered by a committee (the “Committee”). The Chairman of the Board of Directors of the Company shall constitute the sole member unless the Chairman appoints one or more other individuals to serve on the Committee. The Committee shall have a chair, who is chosen from among its members or is the sole member of the Committee, and shall have a secretary who need not be a member.

1.2	In 3.03-2(a)(iii) “Chief Executive Officer” is changed to “Chairman of the Board of Directors”.
1.3	In 5.03-1 “chief executive officer of the Company or the Employer” is changed to “Chairman of the Board of Directors of the Company or the chief executive officer of another Employer”.

1.4	The text of 5.03-2 is revised to read as follows:

The power to amend or terminate this Plan may be exercised only by the Chairman of the Board of Directors of the Company.

1.5	In Paragraph 1 of Exhibit B “Personnel Committee Board” is changed to “Committee” and in Paragraph 2 of Exhibit B “Personnel” is deleted.
2.	Effective Date

The changes made by this Amendment shall be effective in March 2006 on the closing date of the sale of the Company to MidAmerican Energy Holdings Company.

PACIFICORP

By /s/ Gregory E. Abel
Name of signer: Gregory E. Abel
Date signed: June 2, 2006